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EXHIBIT 99.1


OUTDOOR CHANNEL HOLDINGS, INC.

                                                                    NEWS RELEASE




Contacts:         Perry T. Massie, President and Chief Executive Officer
                  William A. Owen, Chief Financial Officer
                  951.699.4749

                  Cecilia A. Wilkinson/Angie Yang
                  PondelWilkinson Inc.
                  Investor Relations
                  Corporate/Financial Communications
                  310.279.5980
                  investor@pondel.com
                  -------------------


                OUTDOOR CHANNEL HOLDINGS APPOINTS GENERAL COUNSEL

         TEMECULA, CALIFORNIA - DECEMBER 16, 2004 - Outdoor Channel Holdings (NASDAQ NMS: OUTD) today announced the appointment of Thomas E. Hornish as general counsel effective December 13, 2004.

         "We are pleased to fill this open position with a professional of the stature and experience of Tom Hornish," said Perry T. Massie, president and chief executive officer of Outdoor Channel Holdings. "We expect Tom's background working with emerging growth companies, as well as with established public companies, will benefit our organization, and his appointment further underscores the continued growth and development of our company."

         Hornish, 45, most recently served as Of Counsel with the San Diego office of Paul, Hastings, Janofsky & Walker, LLP. While there, Hornish concentrated on compliance and reporting for public companies as well as managed and supervised public offerings of securities, private financings, mergers and acquisitions, licensing and.other corporate and securities matters. Previously, Hornish was an associate in the corporate practices of Brobeck Phleger & Harrison LLP in San Diego and with Jenner & Block in Chicago. Hornish is licensed to practice law in California and Illinois, and is also a registered patent attorney authorizing him to practice before the U.S. Patent and Trademark Office.

         Hornish is a decorated veteran with more than 20 years' experience in the U.S. Air Force. During his active duty service with the U.S. Air Force, Hornish flew 33 combat missions in Operation Desert Storm. He is currently serving as a reservist in the Air Force.

         Hornish earned his Juris Doctorate degree in 1995 from The Ohio State University, Order of the Coif, while also attending the University of Chicago. He also holds a Bachelor of Science degree in chemical engineering from The Ohio State University.


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ABOUT OUTDOOR CHANNEL HOLDINGS, INC.

         Outdoor Channel Holdings, Inc. owns and operates The Outdoor Channel, a national television network, dedicated to providing the best in traditional outdoor programming to America's 82 million anglers, hunters and outdoor enthusiasts. The Outdoor Channel features approximately 100 weekly hunting, fishing, shooting sports, rodeo, motor sports, gold prospecting and related lifestyle programs. As of December 2004, according to Nielsen Media Research, The Outdoor Channel's universe was approximately 24.7 million homes through a combination of cable and satellite dish subscribers. The company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts, including LDMA-AU, Inc. (Lost Dutchman's) and Gold Prospector's Association of America, Inc. (GPAA).

SAFE HARBOR STATEMENT

         Information in this news release that is not historical fact may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including statements, without limitation, regarding the company's expectations, beliefs, intentions or strategies about the future. The company's actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. In assessing forward-looking statements, readers are urged to read carefully all cautionary statements contained in the company's filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.


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